GTT Reports Second Quarter 2018 Financial Results
Q2 Revenue Grew 71.9% Year-Over-Year to $326.8 Million; Up 25.4% Sequentially
Q2 Net Loss of $136.3 Million (includes $107.7 million of non-recurring costs)
Q2 Adjusted EBITDA Grew 39.2% Year-Over-Year to $74.9 Million; Up 19.5% Sequentially

MCLEAN, Va., August 3, 2018 - GTT Communications, Inc. (NYSE: GTT), the leading global cloud networking provider to multinational clients, announced today its financial results for the quarter ended June 30, 2018.
Second quarter highlights:

•	Revenue of $326.8 million grew 71.9% over 2Q17, and grew 25.4% over 1Q18.

•
Net loss was $136.3 million, compared to net income of $0.7 million in 2Q17 and net loss of $30.7 million in 1Q18. 2Q18 net loss was primarily the result of several non-recurring costs related to the Interoute acquisition, including $13.7 million in exit, transaction and integration costs, $13.8 million loss on extinguishment of debt and $88.6 million of expense related to a foreign currency hedge which was entered into at the time the Interoute acquisition was announced and subsequently settled at closing.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) of $74.9 million grew 39.2% over 2Q17, and grew 19.5% over 1Q18. Adjusted EBITDA margin was 22.9% compared to 28.3% in 2Q17 and 24.1% in 1Q18.

•	Capital expenditures were $19.3 million (5.9% of revenue) compared to $9.3 million in 2Q17 (4.9% of revenue) and $13.2 million in 1Q18 (5.1% of revenue).

•
Using constant currency (i) 2Q18 revenue and Adjusted EBITDA would have been lower than reported by $7.9 million and $1.9 million, respectively, compared to 2Q17, and (ii) 2Q18 revenue and Adjusted EBITDA would have been higher than reported by $3.2 million and $0.7 million, respectively, compared to 1Q18.

On a pro forma basis, assuming (i) Interoute and Global Capacity's historical results had been included for all periods presented, and (ii) constant currency:

•	2Q18 revenue and Adjusted EBITDA grew 1.2% and 0.7%, respectively, over 2Q17.

•	2Q18 revenue and Adjusted EBITDA declined 0.6% and 3.1%, respectively, compared to 1Q18.

See “Annex A: Non-GAAP Financial Information” for more information regarding the computation of Adjusted EBITDA, constant currency and pro forma calculations.

Conference Call Information
GTT will hold a conference call on Friday, August 3, 2018 at 8:30 a.m. Eastern Time. To participate in the live conference call, interested parties may dial +1.844.875.6916 or +1.412.317.6714 and ask for the GTT call, or view the webcast at GTT’s website.

A telephonic replay of the conference call will be available for one week and may be accessed by calling +1.877.344.7529 or +1.412.317.0088 and using the passcode 10121914. The webcast will be archived in the investor relations section of GTT's website.

Forward-Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current view of GTT Communications, Inc., with respect to its plans, objectives and strategies or future events or future financial performance. From time to time, GTT also provides forward-looking statements in other materials GTT releases to the public or files with the U.S. Securities and Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

About GTT

GTT is redefining global communications to serve a cloud-based future, connecting people across organizations, around the world and to every application in the cloud. Our clients benefit from an outstanding service experience built on our core values of simplicity, speed and agility. A Fortune Future 50 company, GTT owns and operates a global Tier 1 internet network and provides a comprehensive suite of cloud networking services to any location in the world. For more information on GTT, please visit www.gtt.net.

GTT Media Inquiries:
Marion Janic, RooneyPartners
+1-212-223-4017
mjanic@rooneyco.com

Bob Cavosi, RooneyPartners
+1-646-638-9891
rcavosi@rooneyco.com

GTT Investor Relations:
Jody Burfening/Carolyn Capaccio, LHA
+1-212-838-3777
ccapaccio@lhai.com

GTT Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Telecommunications services	$326.8	$190.1	$587.4	$376.1

Operating expenses:
Cost of telecommunications services	179.4	97.3	320.9	192.3
Selling, general and administrative expenses	89.7	46.7	157.8	99.7
Severance, restructuring and other exit costs	5.3	0.1	7.2	10.7
Depreciation and amortization	48.2	31.4	88.0	61.8

Total operating expenses	322.6	175.5	573.9	364.5

Operating income (loss)	4.2	14.6	13.5	11.6

Other expense:
Interest expense, net	(30.2)	(16.6)	(51.1)	(32.5)
Loss on debt extinguishment	(13.8)	—	(13.8)	(5.7)
Other expense, net	(97.6)	0.1	(115.1)	—

Total other expense	(141.6)	(16.5)	(180.0)	(38.2)

Loss before income taxes	(137.4)	(1.9)	(166.5)	(26.6)

Provision for (benefit from) income taxes	(1.1)	(2.6)	0.5	(14.1)

Net (loss) income	$(136.3)	$0.7	$(167.0)	$(12.5)

(Loss) earnings per share:
Basic	$(2.83)	$0.02	$(3.60)	$(0.31)
Diluted	$(2.83)	$0.02	$(3.60)	$(0.31)

Weighted average shares:
Basic	48,221,341	41,244,595	46,435,245	40,849,853
Diluted	48,221,341	41,819,377	46,435,245	40,849,853

GTT Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in millions, except per share data)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$73.7	$101.2
Accounts receivable, net of allowances of $3.2 and $5.1, respectively	255.6	102.8
Prepaid and other current assets	73.3	24.1
Total current assets	402.6	228.1
Property and equipment, net	2,036.6	499.3
Intangible assets, net	531.9	417.1
Goodwill	1,779.0	644.5
Other long-term assets	44.5	9.2
Total assets	$4,794.6	$1,798.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$335.6	$111.5
Acquisition earn-outs and holdbacks	10.8	14.0
Current portion of capital lease obligations	7.2	1.5
Current portion of long-term debt	42.9	7.0
Deferred revenue	183.4	53.7
Total current liabilities	579.9	187.7
Capital lease obligations, long-term portion	36.5	0.3
Long-term debt	3,122.0	1,236.5
Deferred revenue, long-term portion	286.3	108.0
Deferred tax liabilities	243.3	26.3
Other long-term liabilities	24.4	8.0
Total liabilities	4,292.4	1,566.8
Commitments and contingencies
Stockholders’ equity:
Total stockholders’ equity	502.2	231.4
Total liabilities and stockholders’ equity	$4,794.6	$1,798.2

GTT Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net (loss) income	$(136.3)	$0.7	$(167.0)	$(12.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	48.2	31.4	88.0	61.8
Share-based compensation	8.7	5.3	14.6	9.9
Debt (premium) discount amortization	0.4	0.3	0.2	0.5
Loss on debt extinguishment	13.8	—	13.8	5.7
Amortization of debt issuance costs	1.1	1.0	2.3	1.7
Change in fair value of derivative financial liability	98.1	—	115.3	—
Excess tax benefit and deferred income taxes	(0.9)	(0.6)	(0.5)	(13.5)
Non-cash deferred revenue	(17.1)	(9.6)	(19.8)	(21.3)
Non-cash deferred costs	0.4	2.9	0.8	3.8
Changes in operating assets and liabilities, net of acquisitions:	3.5	(7.5)	(15.7)	(9.9)
Net cash provided by operating activities	19.9	23.9	32.0	26.2

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(2,173.1)	(39.4)	(2,206.7)	(552.5)
Purchase of customer contracts	—	(11.0)	—	(14.9)
Settlement of deal-contingent foreign currency hedge	(105.8)	—	(105.8)	—
Purchases of property and equipment	(19.3)	(9.3)	(32.5)	(17.8)
Net cash used in investing activities	(2,298.2)	(59.7)	(2,345.0)	(585.2)

Cash flows from financing activities:
Proceeds from senior note	—	159.0	—	159.0
Proceeds from revolving line of credit	—	—	—	—
Repayment of revolving line of credit	—	—	—	(20.0)
Proceeds from term loan	2,634.5	—	2,634.5	696.5
Repayment of term loan	(691.2)	(1.8)	(693.0)	(429.3)
Repayment of other secured borrowings	(1.3)	—	(1.3)	—
Payment of earn-out and holdbacks	(3.8)	(18.5)	(9.4)	(20.3)
Debt issuance costs paid to third parties and lenders	(62.7)	(2.9)	(62.7)	(27.7)
Proceeds from equity issuance, net of issuance costs	424.5	—	424.5	—
Repayment of capital leases	(1.0)	(0.3)	(1.7)	(0.6)
Proceeds from issuance of common stock under ESPP	0.3	0.2	0.4	0.3
Tax withholding related to the vesting of restricted stock	(5.0)	(0.9)	(10.2)	(2.3)
Exercise of stock options	0.6	(0.2)	1.2	0.6
Net cash provided by financing activities	2,294.9	134.6	2,282.3	356.2
Effect of exchange rate changes on cash	2.7	(1.1)	3.2	(0.5)

Net increase (decrease) in cash, cash equivalents, and restricted cash	19.3	97.7	(27.5)	(203.3)
Cash, cash equivalents, and restricted cash at beginning of period	54.4	33.0	101.2	334.0
Cash, cash equivalents, and restricted cash at end of period	$73.7	$130.7	$73.7	$130.7

ANNEX A: Non-GAAP Financial Information

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time we may use or publicly disclose certain “non-GAAP financial measures” in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. For these purposes, the U.S. Securities and Exchange Commission (“SEC”) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions or cash flows that (i) excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and (ii) includes amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented.

Non-GAAP financial measures are provided as supplemental information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with or a substitute for GAAP, and they may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, losses on extinguishment of debt, stock-based compensation and, from time to time, other non-cash or nonrecurring items.

We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures. In addition, we have debt covenants that are based on a leverage ratio that utilizes a modified EBITDA calculation, as defined in our Credit Agreement.

The modified EBITDA calculation is similar to our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the applicable reporting period. Finally, Adjusted EBITDA results, along with other quantitative and qualitative information, are utilized by management and our compensation committee for purposes of determining bonus payouts to our employees.

Adjusted EBITDA Less Capital Expenditures
Adjusted EBITDA less purchases of property and equipment, which we also refer to as capital expenditures, is a performance measure that is used to evaluate the appropriate level of capital expenditures needed to support our expected revenue and to provide a comparable view of our performance relative to other telecommunications companies that may utilize different strategies for providing access to fiber-based services and related infrastructure. We use a “capex light” strategy, which means we purchase last-mile services and select core IP network services from other providers on an as-needed basis, pursuant to our customers’ requirements. Many other telecommunications companies spend significant amounts of capital expenditures to construct their own fiber networks and data centers, and attempt to purchase as little as possible from other providers. As a result of our strategy, we typically have lower Adjusted EBITDA margins compared to other providers but also spend much less on capital expenditures relative to our revenue. We believe it is important to take both of these factors into account when evaluating our performance.

The following is a reconciliation of Adjusted EBITDA and Adjusted EBITDA less capital expenditures from Net (Loss) Income (amounts in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted EBITDA
Net (loss) income	$(136.3)	$0.7	$(167.0)	$(12.5)
(Benefit from) provision for income taxes	(1.1)	(2.6)	0.5	(14.1)
Interest and other expense, net	127.8	16.5	166.2	32.5
Loss on debt extinguishment	13.8	—	13.8	5.7
Depreciation and amortization	48.2	31.4	88.0	61.8
Severance, restructuring and other exit costs	5.3	0.1	7.2	10.7
Transaction and integration costs	8.4	2.4	14.3	10.4
Share-based compensation	8.8	5.3	14.6	9.9
Adjusted EBITDA	74.9	53.8	137.6	104.4
Purchases of property and equipment	(19.3)	(9.3)	(32.5)	(17.8)
Adjusted EBITDA less capital expenditures	$55.6	$44.5	$105.1	$86.6

Constant Currency
We evaluate our results of operations both as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency data offers valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency results by converting our current-period local currency financial results using prior-period exchange rates and comparing these adjusted amounts to our prior-period reported results.

Pro Forma Financial Information
In addition to financial measures prepared in accordance with GAAP, from time to time we may use or publicly disclose certain “pro forma” financial measures in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. We believe these certain pro forma financial measures provide a more comparable view of our results relative to prior periods, particularly given the number of acquisitions we have completed in the past.

The following unaudited pro forma financial information and related notes present the historical information of GTT as if the acquisitions of Interoute and Global Capacity had occurred on the first day of the period presented. The pro forma adjustments included herein reflect final accounting policy convergence adjustments that may differ from the pro forma financial information presented in any Form 8-K/A's previously filed with the SEC.

For the three months ended June 30, 2018, compared with the three months ended June 30, 2017, the following unaudited financial information presents historical GTT information as if the acquisition of Interoute and Global Capacity had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Three Months Ended June 30,
	2018	2017
Revenue
GTT as reported	$326.8	$190.1
Interoute, net of pro forma adjustments (1)	134.5	195.0
Global Capacity, net of pro forma adjustments (1)	—	52.6
Pro Forma Revenue	$461.3	$437.7
Pro Forma % Growth	5.4%
Pro Forma % Growth (Constant Currency)	1.2%

Adjusted EBITDA
GTT as reported	$74.9	$53.8
Interoute, net of pro forma adjustments (2)	33.4	46.9
Global Capacity, net of pro forma adjustments (2)	—	2.4
Pro Forma Adjusted EBITDA	$108.3	$103.1
Pro Forma Adjusted EBITDA Margin %	23.5%	23.6%
Pro Forma % Growth	5.0%
Pro Forma % Growth (Constant Currency)	0.7%

(1) Pro forma adjustments include (i) revenue recognized by acquired companies from GTT, net of revenue recognized by GTT from acquired companies prior to their respective close dates; (ii) adjustments in deferred revenue from acquired companies and (iii) adjustments related to converting operating results from International Financial Reporting Standard ("IFRS") to U.S. GAAP.

(2) Pro forma adjustments include (i) net adjustments in deferred revenue and deferred costs from acquired company and (ii) adjustments related to the converting of operating results from IFRS to U.S. GAAP.

For the three months ended June 30, 2018, compared with the three months ended March 31, 2018, the following unaudited financial information presents historical GTT information as if the acquisition of Interoute had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Three Months Ended
	June 30, 2018	March 31, 2018
Revenue
GTT as reported	$326.8	$260.7
Interoute, net of pro forma adjustments(1)	134.5	210.7
Pro Forma Revenue	$461.3	$471.4
Pro Forma % Growth	(2.1)%
Pro Forma % Growth (Constant Currency)	(0.6)%

Adjusted EBITDA
GTT as reported	$74.9	$62.7
Interoute, net of pro forma adjustments (2)	33.4	50.9
Pro Forma Adjusted EBITDA	$108.3	$113.6
Pro Forma Adjusted EBITDA Margin %	23.5%	24.1%
Pro Forma % Growth	(4.7)%
Pro Forma % Growth (Constant Currency)	(3.1)%

(1) Pro forma adjustments include (i) revenue recognized by acquired companies from GTT, net of revenue recognized by GTT from acquired companies prior to their respective close dates; (ii) adjustments in deferred revenue from acquired companies and (iii) adjustments related to converting operating results from International Financial Reporting Standard ("IFRS") to U.S. GAAP.

(2) Pro forma adjustments include (i) net adjustments in deferred revenue and deferred costs from acquired company and (ii) adjustments related to the converting of operating results from IFRS to U.S. GAAP.

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